Press Release For immediate release

Invesco Reports Results for Three Months Ended June 30, 2008   Investor Relations Contact: Aaron Uhde  404-479-2956 Media Relations Contact: Bill Hensel        404-479-2886

Atlanta, July 24, 2008 – Invesco (NYSE: IVZ) reported net income of $162.8 million for the quarter ended June 30, 2008, as compared to $155.2 million in the quarter ended March 31, 2008 and $175.5 million for the quarter ended June 30, 2007. Diluted earnings per share were $0.41 for the second quarter of 2008 (first quarter 2008: $0.39; second quarter 2007: $0.43). Operating income was $240.0 million for the second quarter (first quarter 2008: $228.1 million; second quarter 2007: $262.0 million).

"We've made progress over the past two years in strengthening our business and working more effectively as an integrated, global organization, which is benefiting our clients," said Martin L. Flanagan, Invesco president and CEO. "In spite of the current turbulent markets, we are continuing to focus on executing our multi-year strategy to improve our competitive position over the long term."

	Q208	Q108	Q207
Operating revenues	$935.6m	$910.4m	$979.0m
Net revenues(1)	$705.3m	$684.2m	$724.3m
Net operating margin(2)	35.2%	35.9%	37.0%
Net income	$162.8m	$155.2m	$175.5m
Diluted EPS	$0.41	$0.39	$0.43
Average assets under management (in billions)	$482.6	$476.6	$484.3
(1)

Net revenues are operating revenues less third-party distribution, service and advisory expenses plus our proportional share of the net revenues of our joint venture investments. See the Schedule of Non-GAAP Information on page 7 for the reconciliation of operating revenues to net revenues.

(2)	Net operating margin is net operating income divided by net revenues. See the Schedule of Non-GAAP Information on page 7 for the reconciliation of operating income to net operating income.

Invesco Ltd.

Two Peachtree Pointe

1555 Peachtree Street, N.E.

Atlanta, GA 30309

Telephone +1404 479 1095

Assets Under Management

Assets under management (AUM) at June 30, 2008 were $461.3 billion (March 31, 2008: $470.3 billion). Average AUM during the second quarter of 2008 were $482.6 billion, compared to $476.6 billion for the first quarter of 2008. The decline in quarter end AUM was largely driven by the downturn in global equity markets during the second quarter of 2008.

Total net outflows were $1.5 billion for the second quarter of 2008, as compared to total net inflows of $1.2 billion for the first quarter of 2008. These net outflows comprised $6.2 billion in long-term net outflows (first quarter 2008: net outflows of $8.4 billion) offset by money market net inflows of $4.7 billion (first quarter 2008: net inflows of $9.6 billion). Further analysis of AUM is included in the supplemental schedules to this release.

Earnings Summary

Operating revenues increased 2.8% to $935.6 million in the second quarter from $910.4 million in the first quarter of 2008. Operating revenues decreased 4.4% from $979.0 million in the second quarter of 2007. Operating revenues include performance fees of $22.2 million for the second quarter of 2008 (first quarter 2008:  $11.0 million; second quarter 2007:  $34.4 million). Net revenues were $705.3 million for the second quarter of 2008 (first quarter 2008: $684.2 million; second quarter 2007: $724.3 million). See the Schedule of Non-GAAP Information on page 7 for a reconciliation of operating revenues to net revenues.

Employee compensation costs increased 3.7% to $282.9 million for the second quarter of 2008 from $272.8 million for the first quarter of 2008, primarily due to annual salary increases and amortization of share-based compensation, both effective March 1st. Employee compensation costs decreased 2.1% from $288.9 million for the second quarter of 2007, driven by a decrease in accruals for variable compensation.

Third-party distribution, service and advisory costs decreased 0.9% to $244.9 million for the second quarter of 2008 from $247.1 million for the first quarter of 2008.

Marketing expenses decreased by 13.0% to $38.2 million for the second quarter of 2008 from $43.9 million for the first quarter of 2008 due to lower seasonal advertising and other promotional expenditures.

Property, office and technology costs increased 11.2% to $55.7 million for the second quarter of 2008 from $50.1 million for the first quarter of 2008. The first quarter included a downward adjustment in rent costs for sub-let office property totaling $4.9 million.

General and administrative costs increased 8.0% to $73.9 million for the second quarter of 2008 from $68.4 million for the first quarter of 2008.

The effective tax rate, after minority interests, was 32.2% for the second quarter of 2008 (first quarter 2008: 32.2%; second quarter 2007: 34.2%).

Capital Management

In March 2008, the company completed the $500.0 million share repurchase program that was authorized by the board of directors in June 2007. On April 23, 2008, the company’s board of directors authorized a new share repurchase program of up to $1.5 billion with no stated expiration date. During the second quarter of 2008, purchases related to this program totaled $39.4 million, representing 1.5 million shares (first quarter 2008: purchases of $154.5 million, representing 6.1 million shares).

During the second quarter of 2008, the company repaid $200.0 million of its floating rate credit facility (first quarter of 2008: net borrowings of $260.6 million).  The company had cash and cash equivalents of $644.8 million at June 30, 2008 (March 31, 2008 $802.3 million).

Beginning in 2008, dividends are declared and paid on a quarterly basis.  On July 23, 2008, the company’s board of directors declared a second quarter cash dividend of $0.10 per share to holders of our common stock. The dividend is payable on September 9, 2008, to shareholders of record at the close of business on August 20, 2008.  The first and second quarter dividends, on an annualized basis, would represent a 4.2% increase over the 2007 total dividend of $0.384 per share.

# # #

Invesco is a leading independent global investment management company, dedicated to helping people worldwide build their financial security.  By delivering the combined power of our distinctive worldwide investment management capabilities, including AIM, Atlantic Trust, Invesco, Perpetual, PowerShares, Trimark, and WL Ross, Invesco provides a comprehensive array of enduring investment solutions for retail, institutional and high net worth clients around the world.  Operating in 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ.  Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, Thursday, July 24, 2008, at 9:00 a.m. ET, by dialing one of the following numbers: 1-888-455-2053 for U.S. and Canadian callers or 1-517-268-4676 for international callers. An audio replay of the conference call will be available until Thursday, July 31, 2008, at 5:00 p.m. ET by calling 1-800-294-6358 for U.S. and Canadian callers or 1-402-220-9789 for international callers. The presentation will be made available via a simultaneous Webcast at www.invesco.com. The presentation slides that will be reviewed during the conference call will also be available on Invesco’s Web site at www.invesco.com.

# # #

This release, and comments made by management in the associated conference call today, may include statements that constitute "forward-looking statements" under the United States securities laws. Forward-looking statements include information concerning possible or assumed future results of our operations, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, acquisition activities and the effect of completed acquisitions, debt levels and the ability to obtain additional financing or make payments on our debt, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, when used in this  release, words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "projects" and future or conditional verbs such as "will," "may," "could," "should," and "would" and any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements. In connection with any forward-looking statements, you should carefully consider the areas of risk described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as filed with the United States Securities and Exchange Commission (“SEC”). You may obtain these reports from the SEC’s Web site at www.sec.gov.  We expressly disclaim any obligation to update any of the information in this or any other public disclosure if any forward-looking statement later turns out to be inaccurate, whether as a result of new information, future events or otherwise.

Invesco Ltd.

Condensed Consolidated Income Statements

(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q208	Q108	% Change	Q207	% Change
Operating revenues
Investment management fees	$736.8	$737.6	(0.1)%	$765.7	(3.8)%
Performance fees	22.2	11.0	101.8%	34.4	(35.5)%
Service and distribution fees	143.3	138.4	3.5%	148.2	(3.3)%
Other	33.3	23.4	42.3%	30.7	8.5%
Total operating revenues	935.6	910.4	2.8%	979.0	(4.4)%

Operating expenses
Employee compensation	282.9	272.8	3.7%	288.9	(2.1)%
Third-party distribution, service and advisory	244.9	247.1	(0.9)%	263.0	(6.9)%
Marketing	38.2	43.9	(13.0)%	35.8	6.7%
Property, office and technology	55.7	50.1	11.2%	58.2	(4.3)%
General and administrative	73.9	68.4	8.0%	71.1	3.9%
Total operating expenses	695.6	682.3	1.9%	717.0	(3.0)%

Operating income	240.0	228.1	5.2%	262.0	(8.4)%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	9.6	17.9	(46.4)%	6.4	50.0%
Interest income	10.5	11.5	(8.7)%	12.3	(14.6)%
Gains and losses of consolidated investment products, net	40.3	(44.3)	N/A	69.8	(42.3)%
Interest expense	(19.3)	(21.5)	(10.2)%	(18.6)	3.8%
Other gains and losses, net	(1.1)	(6.5)	(83.1)%	(0.2)	N/A
Income before income taxes and minority interest	280.0	185.2	51.2%	331.7	(15.6)%
Income tax provision	(77.2)	(73.8)	4.6%	(91.4)	(15.5)%
Income before minority interest	202.8	111.4	82.0%	240.3	(15.6)%
Minority interest (income)/losses of consolidated entities, net of tax	(40.0)	43.8	N/A	(64.8)	(38.3)%
Net income	$162.8	$155.2	4.9%	$175.5	(7.2)%

Earnings per share:
---basic	$0.42	$0.40	5.0%	$0.44	(4.3)%
---diluted	$0.41	$0.39	5.0%	$0.43	(4.5)%

Average shares outstanding:
---basic	387.6	387.8	(0.1)%	399.9	(3.1)%
---diluted	399.0	399.4	(0.1)%	410.6	(2.8)%

Ending Headcount	5,331	5,437	(1.9)%	5,392	(1.1)%
Ending AUM (in billions)	$461.3	$470.3	(1.9)%	$491.6	(6.2)%

Invesco Ltd.

Consolidated Income Statements

(Unaudited, in millions, other than per share amounts and headcount)

	Six Months Ended June 30,
	2008	2007	% Change
Operating revenues
Investment management fees	$1,474.4	$1,472.0	0.2%
Performance fees	33.2	53.2	(37.6)%
Service and distribution fees	281.7	291.6	(3.4)%
Other	56.7	62.4	(9.1)%
Total operating revenues	1,846.0	1,879.2	(1.8)%

Operating expenses
Employee compensation	555.7	573.2	(3.1)%
Third-party distribution, service and advisory	492.0	495.4	(0.7)%
Marketing	82.1	72.8	12.8%
Property, office and technology	105.8	115.6	(8.5)%
General and administrative	142.3	128.1	11.1%
Total operating expenses	1,377.9	1,385.1	(0.5)%

Operating income	468.1	494.1	(5.3)%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	27.5	12.2	125.4%
Interest income	22.0	22.6	(2.7)%
Gains and losses of consolidated investment products, net	(4.0)	99.8	N/A
Interest expense	(40.8)	(37.2)	9.7%
Other gains and losses, net	(7.6)	7.3	N/A
Income before income taxes and minority interest	465.2	598.8	(22.3)%
Income tax provision	(151.0)	(173.3)	(12.9)%
Income before minority interest	314.2	425.5	(26.2)%
Minority interest (income)/losses of consolidated entities, net of tax	3.8	(94.8)	N/A
Net income	$318.0	$330.7	(3.8)%

Earnings per share:
---basic	$0.82	$0.83	(1.0)%
---diluted	$0.80	$0.81	(1.2)%

Average shares outstanding:
---basic	387.7	399.2	(2.9)%
---diluted	399.1	410.1	(2.7)%

Ending Headcount	5,331	5,392	(1.1)%
Ending AUM (in billions)	$461.3	$491.6	(6.2)%

Invesco Ltd.

Schedule of Non-GAAP Information

(Unaudited, in millions)

The following is a reconciliation of operating revenues, operating income and operating margin on a U.S. GAAP basis to net revenues, net operating income and net operating margin.

	For the three months ended
	June 30, 2008	March 31, 2008	June 30, 2007
Operating revenues, GAAP basis	$935.6	$910.4	$979.0
Third-party distribution, service and advisory expenses	(244.9)	(247.1)	(263.0)
Proportional share of revenues, net of third-party distribution expenses, from joint venture investments	14.6	20.9	8.3
Net revenues(1)	$705.3	$684.2	$724.3

Operating income, GAAP basis	$240.0	$228.1	$262.0
Proportional share of operating income from joint venture investments	8.5	17.2	6.1
Net operating income(1)	$248.5	$245.3	$268.1

Operating margin*	25.6%	25.1%	26.8%
Net operating margin**(1)	35.2%	35.9%	37.0%

	For the six months ended
	June 30, 2008	June 30, 2007
Operating revenues, GAAP basis	$1,846.0	$1,879.2
Third-party distribution, service and advisory expenses	(492.0)	(495.4)
Proportional share of revenues, net of third-party distribution expenses, from joint venture investments	35.5	15.4
Net revenues(1)	$1,389.5	$1,399.2

Operating income, GAAP basis	$468.1	$494.1
Proportional share of operating income from joint venture investments	25.7	11.5
Net operating income(1)	$493.8	$505.6

Operating margin*	25.4%	26.3%
Net operating margin**(1)	35.5%	36.1%

*	Operating margin is equal to operating income divided by operating revenues.
**	Net operating margin is equal to net operating income divided by net revenues.

(1)

Net revenues, net operating income and net operating margin are non-GAAP financial measures. Management believes that these measures are additional meaningful measures to evaluate our operating performance. The most comparable U.S. GAAP measures are operating revenues, operating income and operating margin. Management believes that the deduction of third-party distribution, service and advisory expenses from operating revenues in the computation of net revenues and the related computation of net operating margin provides useful information to investors because the distribution, service and advisory fee amounts represent costs that are passed through to external parties, which essentially are a share of the related revenues.  Management also believes that the addition of our proportional share of revenues, net of distribution expenses, from joint venture investments in the computation of net revenues and the addition of our proportional share of operating income in the related computations of net operating income and net operating margin also provide useful information to investors, as management considers it appropriate to evaluate the contribution of its joint venture investment to the operations of the business. Net revenues, net operating income and net operating margin should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Invesco Ltd.

Quarterly Assets Under Management

(in billions)	Q208	Q108	% Change	Q207
Beginning Assets	$470.3	$500.1	(6.0)%	$471.2
Long-term inflows	19.4	20.8	(6.7)%	27.5
Long-term outflows	(25.6)	(29.2)	(12.3)%	(26.8)
Long-term net flows	(6.2)	(8.4)	(26.2)%	0.7
Net flows in money market funds and other	4.7	9.6	(51.0)%	1.8
Market gains and losses /reinvestment	(6.0)	(33.5)	(82.1)%	12.8
Foreign currency	(1.5)	2.5	N/A	5.1
Ending Assets	$461.3	$470.3	(1.9)%	$491.6

Average long-term AUM	$398.6	$400.5	(0.5)%	$422.8
Average institutional money market AUM	84.0	76.1	10.4%	61.5
Average AUM	$482.6	$476.6	1.3%	$484.3
Net revenue yield on AUM (annualized)(a)	58.5bps	57.4bps		59.8bps
Net revenue yield on AUM before performance fees (annualized)(a)	56.6bps	56.5bps		57.0bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
March 31, 2008	$470.3	$228.7	$224.8	$16.8
Long-term inflows	19.4	13.4	4.8	1.2
Long-term outflows	(25.6)	(16.6)	(7.8)	(1.2)
Long-term net flows	(6.2)	(3.2)	(3.0)	--
Net flows in money market funds and other	4.7	--	4.7	--
Market gains and losses /reinvestment	(6.0)	(4.1)	(1.6)	(0.3)
Foreign currency	(1.5)	(0.8)	(0.7)	--
June 30, 2008	$461.3	$220.6	$224.2	$16.5

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Stable Value	Alter-natives(c)
March 31, 2008 (b)	$470.3	$215.2	$40.2	$37.2	$87.3	$30.2	$60.2
Long-term inflows	19.4	10.6	3.6	1.6	1.0	0.9	1.7
Long-term outflows	(25.6)	(13.2)	(4.7)	(2.1)	(1.0)	(1.7)	(2.9)
Long-term net flows	(6.2)	(2.6)	(1.1)	(0.5)	--	(0.8)	(1.2)
Net flows in money market funds and other	4.7	--	--	--	4.7	--	--
Market gains and losses /reinvestment	(6.0)	(4.3)	0.4	(0.4)	(0.2)	(0.4)	(1.1)
Foreign currency	(1.5)	(1.0)	(0.4)	--	--	--	(0.1)
June 30, 2008	$461.3	$207.3	$39.1	$36.3	$91.8	$29.0	$57.8

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Europe	Asia
March 31, 2008 (b)	$470.3	$281.7	$42.1	$81.8	$32.9	$31.8
Long-term inflows	19.4	9.1	0.7	5.1	2.7	1.8
Long-term outflows	(25.6)	(11.1)	(3.0)	(2.6)	(5.0)	(3.9)
Long-term net flows	(6.2)	(2.0)	(2.3)	2.5	(2.3)	(2.1)
Net flows in money market funds and other	4.7	1.5	--	(1.1)	1.0	3.3
Market gains and losses /reinvestment	(6.0)	(1.0)	(1.1)	(1.8)	(0.4)	(1.7)
Foreign currency	(1.5)	--	0.2	(1.2)	(0.2)	(0.3)
June 30, 2008	$461.3	$280.2	$38.9	$80.2	$31.0	$31.0

(a)	Net revenue yield on AUM is equal to net revenues divided by average AUM. See the Schedule of Non-GAAP Information on page 7 of this release for a reconciliation of operating revenues to net revenues.
(b)	Certain beginning balances were adjusted to reflect asset reclassifications.
(c)	The alternatives asset class includes real estate, private equity and absolute return strategies.

Invesco Ltd.

Year-to-Date Assets Under Management

(in billions)	June 30, 2008	June 30, 2007	% Change
Beginning Assets	$500.1	$462.6	8.1%
Long-term inflows	40.2	57.9	(30.6)%
Long-term outflows	(54.8)	(56.5)	(3.0)%
Long-term net flows	(14.6)	1.4	N/A
Net flows in money market funds and other	14.3	1.0	N/A
Market gains/reinvestment	(39.6)	20.8	N/A
Foreign currency	1.1	5.8	(81.0)%
Ending Assets	$461.3	$491.6	(6.2)%

Average long-term AUM	399.5	414.6	(3.6)%
Average institutional money market AUM	80.0	61.6	29.9%
Average AUM	$479.5	$476.2	0.7%
Net revenue yield on AUM (annualized)(a)	58.0bps	58.8bps
Net revenue yield on AUM before performance fees (annualized)(a)	56.6bps	56.5bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2007	$500.1	$259.5	$223.1	$17.5
Long-term inflows	40.2	27.9	9.8	2.5
Long-term outflows	(54.8)	(36.0)	(16.4)	(2.4)
Long-term net flows	(14.6)	(8.1)	(6.6)	0.1
Net flows in money market funds and other	14.3	0.3	14.0	--
Market gains/reinvestment	(39.6)	(30.6)	(7.9)	(1.1)
Foreign currency	1.1	(0.5)	1.6	--
June 30, 2008	$461.3	$220.6	$224.2	$16.5

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Stable Value	Alter- natives(c)
December 31, 2007(b)	$500.1	$249.4	$39.3	$40.3	$77.0	$32.4	$61.7
Long-term inflows	40.2	22.4	6.1	3.3	2.0	2.2	4.2
Long-term outflows	(54.8)	(30.7)	(7.0)	(5.0)	(1.8)	(5.2)	(5.1)
Long-term net flows	(14.6)	(8.3)	(0.9)	(1.7)	0.2	(3.0)	(0.9)
Net flows in money market funds and other	14.3	0.1	--	--	14.2	--	--
Market gains/reinvestment	(39.6)	(34.1)	0.4	(2.6)	0.4	(0.4)	(3.3)
Foreign currency	1.1	0.2	0.3	0.3	--	--	0.3
June 30, 2008	$461.3	$207.3	$39.1	$36.3	$91.8	$29.0	$57.8

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Europe	Asia
December 31, 2007(b)	$500.1	$289.8	$46.6	$90.0	$36.8	$36.9
Long-term inflows	40.2	19.1	1.6	9.7	5.9	3.9
Long-term outflows	(54.8)	(25.1)	(5.9)	(5.2)	(10.9)	(7.7)
Long-term net flows	(14.6)	(6.0)	(4.3)	4.5	(5.0)	(3.8)
Net flows in money market funds and other	14.3	9.7	--	(0.7)	1.8	3.5
Market gains/reinvestment	(39.6)	(13.3)	(2.4)	(13.3)	(3.6)	(7.0)
Foreign currency	1.1	--	(1.0)	(0.3)	1.0	1.4
June 30, 2008	$461.3	$280.2	$38.9	$80.2	$31.0	$31.0

(a)	Net revenue yield on AUM is equal to net revenues divided by average AUM. See the Schedule of Non-GAAP Information on page 7 of this release for a reconciliation of operating revenues to net revenues.
(b)	Certain beginning balances were adjusted to reflect asset reclassifications.
(c)	The alternatives asset class includes real estate, private equity and absolute return strategies.

Invesco Ltd.

Schedule of Product Performance

Retail Results	% of AUM in Top Half of Peer Group
	1yr			3yr			5yr
	Jun-08	Mar-08	Jun-07	Jun-08	Mar-08	Jun-07	Jun-08	Mar-08	Jun-07
U.S. (Lipper)	46%	39%	62%	61%	60%	67%	67%	67%	70%
U.S. (Morningstar)	41%	44%	66%	66%	56%	72%	64%	60%	80%
Canada	3%	3%	79%	15%	15%	34%	15%	16%	32%
U.K.	82%	76%	93%	76%	83%	89%	86%	94%	96%
Cont. Europe & Asia	67%	70%	56%	74%	68%	78%	66%	67%	77%
Institutional Results	% of AUM Ahead of Benchmark
	1yr			3yr			5yr
Equity	25%	18%	27%	49%	55%	53%	62%	57%	54%
Fixed Income	45%	42%	74%	80%	82%	96%	77%	81%	99%
Money Market(versus peer group)	93%	98%	97%	98%	98%	97%	98%	98%	97%
Alternatives	70%	53%	73%	98%	89%	100%	100%	94%	94%

Note: As of June 30, 2008. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.